Exhibit 10.12

TERMINATION AGREEMENT AND RELEASES

THIS TERMINATION AGREEMENT, TOGETHER WITH RELEASES (the "Agreement"), is made between Connied, Inc. ("Connied"), as successor in interest to Continental Investments Group, Inc. ("Continental"), and CMG Holdings Group, Inc. (the "Company") (the "Company, on the one hand, and "Continental" and "Connied'', on the other hand, hereinafter the "Parties") .

RECITALS

WHEREAS, on March 31 , 2011 the Parties entered into a Sale and Purchase Agreement wherein the Company agreed to issue 50,000 shares of its Series B Convertible Preferred Stock to Continental Investments Group, Inc. in exchange for 20,000 cartoon animated Cels (the "Cel Art) and Continental agreed to deliver the Cel Art to the Company; and

WHEREAS, Connied is the successor in interest to Continental; and

WHEREAS, neither of the transactions contemplated by the Sale and Purchase Agreement took place, in that no Ce! Art was delivered to the Company and no Preferred Stock in the Company was issued or delivered to Continental ; and

WHEREAS, Connied or Continental hold a note from the Company which purports to have a cash value of $85,000 (the "Note"), and received 2.5 million shares of restricted stock of the Company; and

WHEREAS, the Parties wish to terminate the Sale and Purchase agreement, release any claims either may for performance of the Agreement, resolve fully and finally any and all issues or claims pertaining to the Sale and Purchase Agreement, cancel the Note and effect a disclaimer by Connied and Continental of any right, title or interest in 2.5 million shares of restricted stock of the Company, all in accordance with this Agreement,

NOW, THEREFORE, the Parties hereby agree as follows:

TERMS AND CONDITIONS

1.           The Sale and Purchase Agreement entered into on March 3 1, 201 1 between the Company and Continental is hereby terminated and shall have no further force or effect.

2.           Connied and Continental hereby disclaim any right, title or interest in 2.5 million shares of restricted stock of the Company, and affirmatively represent that they are not holders of said 2.5 million shares of restricted stock of the Company or of any claims in respect of such stock.

3.           The Parties agree that the Note is hereby cancelled in consideration for releases contained herein and Connied or Continental shall tender to the Note to the Company, as satisfied (without any monetary payment by the Company).

4.           The Parties agree that, as of the date of this Agreement, each Party releases any and all claims it may have or have had, respectively, for or in connection with the delivery of Cel Art to the Company, for or in connection with the issuance or delivery of Preferred Stock of the Company to Connied or Continental, for or in connection with the Note, and for or in connection with 2.5 million shares of restricted stock of the Company that was issued to Connied or Continental.

COMPANY GENERAL RELEASES

5.           In consideration for the promises and releases of Connied and Continental in this Agreement and other valuable consideration, and effective upon the execution of this Agreement, the Company unconditionally, irrevocably and absolutely releases and forever discharges Connied and Continental, together with their present and former parents, subsidiaries and related entities, as well as any officers, directors, shareholders, employees, agents, attorneys, successors and assigns, from any and all claims from the beginning of the world to the date of this Agreement, and all losses, liabilities, claims, charges, demands and causes of action, known or unknown, accrued or unaccrued which the Company has or may have had against any of them. These releases are intended to have the broadest possible application and include, but are not limited to, any and all tort, contract, personal injury, defamation, fraud, intentional or otherwise, common law, constitutional or other statutory claims, arising under any state and/or federal laws, and any and all claims for attorneys' fees, costs, and expenses.

The Company executes these releases with the full knowledge that the releases cover all possible claims that it may have or may have had against the parties covered thereby to the fullest extent permitted by law.

COMPANY PROMISES NOT TO PROSECUTE

6.           In consideration for the promises and releases of Connied and Continental in this agreement, the Company agrees that it will not prosecute or allow to be prosecuted on its behalf, in any administrative agency or court, whether state or federal, or in any arbitration proceeding, any claim or demand of any type related to the released matters.

OTHER PARTIES' GENERAL RELEASES

7.           In consideration for the promises and releases of the Company in this Agreement and other valuable consideration, and effective upon the execution of this Agreement, Connied and Continental unconditionally, irrevocably and absolutely release and forever discharge the Company, together with its present and former parents, subsidiaries and related entities, as well as any officers, directors, shareholders, employees, agents, attorneys, successors and assigns of the Company, from any and all claims from the beginning of the world to the date of this Agreement, and all losses, liabilities, claims, charges, demands and causes of action, known or unknown, accrued or unaccrued which Connied or Continental has or may have had against any of them. These releases are intended to have the broadest possible application and include, but are not limited to, any and all tort, contract, personal injury, defamation, fraud, intentional or otherwise, common law, constitutional or other statutory claims, arising under any state and/or federal laws, and any and all claims for attorneys' fees, costs, and expenses.

Connied and Continental execute these releases with the full knowledge that the releases cover all possible claims that they may have or may have had against the parties covered thereby to the fullest extent permitted by law.

OTHER PARTIES' PROMISES NOT TO PROSECUTE

8.           In consideration for the Company's Agreements herein, and other good and valuable consideration, and effective upon the execution of this Agreement, Connied and Continental agree that they will not prosecute or allow to be prosecuted on their behalf, in any administrative agency or court, whether state or federal, or in any arbitration proceeding, any claim or demand of any type related to the release matters contained herein.

9.           Each Party covenants and represents, to the best of their knowledge, that they presently are not plaintiffs, participants or parties to any suit, action, investigation or proceeding in which any of the Parties or related entities is a party or a target.

ENTIRE AGREEMENT

10.         This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof. It is agreed that there are no collateral agreements or representations, written or oral that are not contained in this Agreement.

SEVERABILITY

11.         Should it be determined by a court of competent jurisdiction that any term of this Agreement is unenforceable, then that term shall be deemed to be deleted. The validity and enforceability of the remaining terms, however, shall not be affected by the deletion of the unenforceable term or terms.

APPLICABLE LAW

12.         The validity , interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the State of New York, and each Party waives trial by jury of any issue triable hereunder.

ATTORNEYS' FEES

13.         All parties to this Agreement agree that they will bear their own costs and attorneys' fees, if any.

MODIFICATIONS

14.         This Agreement may be amended only by a written instrument signed by all parties to this Agreement.

BINDING ON SUCCESSORS

15.         The Parties agree that this Agreement shall be binding on, and inure to the benefit of, their successors, heirs and/or assigns.

NO ASSIGNMENT

16.         The Parties warrant and represent that they have not assigned or transferred to any person not a party lo this Agreement any released matter or any right to any payment or other consideration provided pursuant to this Agreement (except that 2.5 million shares of stock of the Company once held by Connied or Continental have been transferred to one Michael Vandetty).

COUNTERPARTS

17.         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties at such time as all the signatories hereto have signed a counterpart of this Agreement. All counterparts so executed shall constitute one Agreement binding on the parties hereto, and the parties hereto shall sign a sufficient number of counterparts so that each party will receive a fully executed original of this Agreement.

SURVIVAL

18.         The parties understand that the terms of this Agreement are contractual, shall survive the execution of the Releases contained herein , and shall continue in full force and effect thereafter .

The Parties to this Agreement, with the opportunity to obtain representation and advice of counsel, have read the foregoing Agreement and fully understand each and every provision contained herein.

Continental Investments Group, Inc.
By:___________________________
Name:_________________________
Its:____________________________

STATE OF	)

COUNTY OF	)
The foregoing instrument was acknowledged before me this ____ day of March, 2013, by ________________.  He or she is (check one)   [   ] personally known to me or [   ] has produced __________________________ as identification.

WITNESS my hand and official seal in the county and state named above this ___ day of ____________________, A.D., 2013.

NOTARY PUBLIC, State of

Print Name:___________________________
Commission No.:______________________
Commission Expires:___________________